                                                                    Exhibit 10.6

                              NONEXCLUSIVE LICENSE

                                     Between

                               NANODYNAMICS, INC.

                                       And

                      UNITED STATES DEPARTMENT OF THE NAVY

                                       At

                            NAVAL RESEARCH LABORATORY

                                Table of Contents

                                                                            Page
                                                                            ----
Article 1. DEFINITIONS ..................................................     2
   1.1  "AFFILIATE" .....................................................     2
   1.2  "COMMERCIAL DEVELOPMENT PLAN" ...................................     2
   1.3  "EFFECTIVE DATE" ................................................     2
   1.4  "FIELD OF USE" ..................................................     2
   1.5  "LICENSED INVENTION" ............................................     3
   1.6  "LICENSED PATENTS" ..............................................     3
   1.7  "LICENSED TERRITORY" ............................................     3
   1.8  "NET SELLING PRICE" .............................................     3
   1.9  "NET SALES" .....................................................     3
   1.10 "PRACTICAL APPLICATION" .........................................     4
   1.11 "REPORTING PERIOD" ..............................................     4
   1.12 "ROYALTY-BEARING PRODUCT" .......................................     4
   1.13 "TO PRACTICE THE LICENSED INVENTION" ............................     4
   1.14 "UNITED STATES" .................................................     4
   1.15 "KEY MILESTONES" ................................................     4

Article 2. LICENSE GRANT ................................................     4

Article 3. LICENSEE'S PERFORMANCE .......................................     5

Article 4. ROYALTIES AND OTHER CONSIDERATION ............................     5
   4.1  License Issue Fee ...............................................     5
   4.2  Running Royalties ...............................................     5
   4.3  Annual License Fee ..............................................     6
   4.4  Milestone Payments ..............................................     6
   4.5  Method of Payment ...............................................     7
   4.6  Late Payments ...................................................     7
   4.7  Retention of Records ............................................     7
   4.8  Audits ..........................................................     8

Article 5. PATENT MARKING AND NONENDORSEMENT ............................     8

Article 6. REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS .............     8

Article 7. REPORTS ......................................................     9
   7.1  Progress Reports ................................................     9
   7.2  Sales Reports ...................................................     9

Article 8. MODIFICATION AND TERMINATION .................................    10
   8.1  Termination or Modification by Mutual Agreement .................    10
   8.2  Termination by LICENSOR .........................................    10
   8.3  Procedures for Termination by LICENSOR ..........................    11
   8.4  Termination by LICENSEE .........................................    11

                                Table of Contents

Article 9. NOTICES ......................................................    11

Article 10. RESERVATION OF RIGHTS .......................................    12

Article 11. PATENT PROSECUTION AND LITIGATION, ..........................    12

Article 12. GENERAL PROVISIONS ..........................................    13
        12.1  Governing Law .............................................    13
        12.2  Complete Agreement ........................................    13
        12.3  Severability ..............................................    13
        12.4  Interpretation of Headings ................................    13
        12.5  Independent Parties/Entities ..............................    13

Article 13. SIGNATURES ..................................................    13
        13.1  For NanoDynamics, Inc .....................................    13
        13.2  For the Department of the Navy ............................    14

                                    PREAMBLE

     This non-exclusive patent license agreement (hereinafter called "LICENSE") is made and entered into by and between the United States Department of the Navy as represented by the Naval Research Laboratory (hereinafter called "LICENSOR"), and NanoDynamies, Inc. a corporation incorporated in Delaware (hereinafter called "LICENSEE") whose headquarters are located at 901 Fuhrmann Boulevard, Buffalo, New York 14203.

     WITNESSETH:

     (1) WHEREAS Title 35 of the United States Code, section 207, authorizes Federal agencies to license their patents; and

     (2) WHEREAS Title 37 of the Code of Federal Regulations, Chapter IV, Part 404 entitled "Licensing of Government Owned Inventions" sets forth the terms and conditions under which licenses may be granted; and

     (3) WHEREAS the above cited authorities provide that licensing of Federal Government inventions will best serve the interests of the Government and the public when utilization of such inventions is promoted and such inventions are brought to PRACTICAL APPLICATION; and

     (4) WHEREAS LICENSOR has an assignment of title to the inventions disclosed and claimed in U.S. Patent No, 5,492,696 issued on February 20, 1996, for "Controlled Release Microstructures", U.S. Patent No. 5,651,976 issued on July 29, 1997, for "Controlled Release of Active Agents Using Inorganic Tubules", U.S. Patent No. 5,705,191 issued January 6, 1998, for "Sustained Delivery of Active Compounds from Tubules, with Rational Control" and U.S. Patent 6,280,759 issued on August 28, 2001, for "Method of Controlled Release and Controlled Release Microstructures" that has been made available to LICENSEE; and

     (5) WHEREAS LICENSOR has published in the Federal Register of March 10, 2004, the availability of a license under U.S. Patent No. 5,492,696, in the Federal Register of April 9, 2004, the availability of a license under U.S. Patent Nos. 5,651,976 and 5,705,191; and in the Federal Register of February 3, 2005 the availability of a license under U.S. Patent No. 6,280,759; and

     (6) WHEREAS LICENSEE has supplied LICENSOR with a plan for development and marketing of the inventions that is hereby incorporated into this LICENSE as Appendix A, and has expressed its intention to carry out this plan upon the granting of this LICENSE; and

     (7) WHEREAS LICENSEE has agreed that any products embodying the inventions or produced through the use of the inventions for use or sale in the UNITED STATES will be manufactured substantially in the UNITED STATES; and

     (8) WHEREAS LICENSOR has determined that the interest of the Federal Government and the public will best be served by the proposed license, in view of

               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

LICENSEE's intentions, plans, and ability to bring the inventions described and claimed in U.S. Patent Nos. 5,492,696, 5,651,976, 5,705,191 and 6,280,759 to
PRACTICAL APPLICATION or otherwise promote the inventions' utilization by the public;

     (9) WHEREAS LICENSOR has considered the capabilities of LICENSEE to bring the inventions to PRACTICAL APPLICATION and has found that LICENSEE is a responsible party for negotiating this LICENSE on terms and conditions most favorable to the public interest and that to grant this nonexclusive LICENSE would be in the public interest;

     NOW, THEREFORE, in accordance with and to the extent provided by the aforementioned authorities and in consideration of the foregoing premises and of the covenants and obligations hereinafter set forth to be well and truly performed, and other good and valuable consideration, the parties hereto agree to the foregoing and as follows:

Article 1. DEFINITIONS

          The following definitions shall apply to the defined words where such words are used in this LICENSE.

     1.1 "AFFILIATE" shall mean any company, corporation, association or business in which LICENSEE owns directly or indirectly a controlling interest.

     1.2 "COMMERCIAL DEVELOPMENT PLAN" shall mean the plan for development and marketing submitted by LICENSEE in LICENSEE's Application for License, with all its attachments and amendments, incorporated into this LICENSE as Appendix A.

     1.3 "EFFECTIVE DATE" shall mean the date of the last signature of the signatories executing this LICENSE.

     1.4 "FIELD OF USE" means the use of Halloysite microtubules for the elution of biocidal, antifungal, or other antimicrobial agents for the prevention of growth of bacteria and/or mold in Building Materials in the residential, commercial, institutional, and healthcare construction products market. Specifically, the Building Materials subfields of use are limited to those listed below:

          1.4.1 grouts, cements, paging materials, stuccos, and mortars

          1.4.2 wallboards, and cellulose-based materials such as wallboard papers, wallpapers, particleboard, paneling, MDF paneling, plywood, chipboard, and ceiling tile

          1.4.3 caulks, sealants and adhesives high pressure laminates, including wall, counter top and floor coverings or components thereof


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

          1.4.4 ceramics, cultured marbles, and tiles

          1.4.5 non-cellulose (i.e. polymer) based wallpapers, paneling and other wall, counter top and floor coverings or components

          1.4.6 insulations

Note: The Building Materials field of use does not include paint, stain, varnish and other finish coatings associated with structures.

     1.5 "LICENSED INVENTION" means an invention claimed in the LICENSED

     1.6 "LICENSED PATENTS" means U.S. Patent No, 5,492,696 entitled "Controlled Release Microstructures" issued on February 20, 1996 to Ronald R. Price, Joel M. Schnur, Paul E. Schoen, Mary Testoff, Jacque H. Georger, Jr., Alan Rudolph and Robert F. Brady; U.S. Patent No. 5,651,976 entitled "Controlled Release of Active Agents Using Inorganic Tubules" issued on July 29, 1997 to Ronald R. Price and Bruce P. Gaber; and U.S. Patent No. 5,705,191 entitled "Sustained Delivery of Active Compounds from Tubules, with Rational Control" issued
January 6, 1998, to Ronald R. Price, Joel M. Schnur, Alan S. Rudolph, Jonathan Selinger, Alok Singh and Bruce P. Caber; and U.S. Patent No. 6,280,759 entitled "Method of Controlled Release and Controlled Release Microstructures" issued on August 28, 2001 to Ronald R. Price, Joel M. Schnur, Paul E. Schoen, Mary Testoff, Jacque H. Georger, Jr., Alan Rudolph and Robert F. Brady, and any patents issuing thereon and any re-issue, continuation, or division thereof (to the extent that the inventions in those applications are claimed in the parent application on the EFFECTIVE DATE of this LICENSE) and any foreign counterparts filed or issued in the LICENSED TERRITORY.

     1.7 "LICENSED TERRITORY" Shall mean those geographic locations listed in the attached Appendix B.

     1.8 "NET SELLING PRICE" shall mean the invoice price of the ROYALTY-BEARING PRODUCT sold by LICENSEE and not returned. A ROYALTY-BEARING PRODUCT will be considered to be sold when shipped or delivered to a customer. NET SELLING PRICE does not include (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) to the extent separately stated on invoices, taxes levied on the production, sale, transportation, delivery or use of a ROYALTY-BEARING PRODUCT paid by LICENSEE; and (iii) to the extent separately stated on invoices, outbound transportation costs.

     1.9 "NET SALES" shall mean the gross amount billed by LICENSEE and its AFFILIATES for a ROYALTY-BEARING PRODUCT sold by LICENSEE and its AFFILIATES, respectively. NET SALES do not include (i) customary trade, quantity, or cash discounts to the extent actually allowed and taken; (ii) to the extent separately stated on invoices, taxes levied on the production, sale, transportation, delivery or use of a


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

ROYALTY-BEARING PRODUCT paid by LICENSEE; and (iii) to the extent separately stated on invoices, outbound transportation costs.

     1.10 "PRACTICAL APPLICATION" means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the ease of a machine or system, and, in each case under such conditions as to establish that the LICENSED INVENTIONS are being utilized and that their benefits are to the extent permitted by law and Government regulations available to the public on reasonable terms;

     1.11 "REPORTING PERIOD" shall begin on the first day of each calendar year and end on the last day of such calendar year.

     1.12 "ROYALTY-BEARING PRODUCT" means any product within the scope of any claim of the LICENSED PATENTS or made by a method claimed IN the LICENSED PATENTS.

     1.13 "TO PRACTICE THE LICENSED INVENTION" means to make, use, sell, offer to sell, import, lease, or otherwise dispose of according to law any machine, article of manufacture, composition of matter, or process physically embodying or made according to a LICENSED INVENTION by or on behalf of LICENSEE.

     1.14 "UNITED STATES" means the United States of America, its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

     1.15 "KEY MILESTONES" means the milestones listed in Appendix C.

Article 2. LICENSE GRANT

     2.1 LICENSOR grants to LICENSEE a nonexclusive right and license TO PRACTICE THE LICENSED INVENTIONS throughout the LICENSED TERRITORY in the Building Materials FIELDS OF USE for the life of the LICENSED PATENTS commencing on the EFFECTIVE DATE of execution of this LICENSE and continuing until each LICENSED PATENT expires unless the LICENSE is sooner modified or terminated in whole or in part. NOTE: Should a partially exclusive license for the FIELD OF USE become available, LICENSOR shall notify LICENSEE.

     2.2 Except as provided herein, this LICENSE is not transferable or assignable and does not grant LICENSEE the right to sublicense the LICENSED INVENTIONS.

     2.3 LICENSOR hereby grants to LICENSEE the right to extend the LICENSE granted hereunder to one or more AFFILIATES subject to the terms and conditions hereof, provided that the AFFILIATE is not directly or indirectly controlled by a foreign company, corporation, association, business or government.


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

     2.4 The LICENSE is nonassignable without written approval of LICENSOR except to the successor of that part of LICENSEE's business to which the LICENSED INVENTIONS pertain, provided that the successor is not directly or indirectly controlled by a foreign company, corporation, association, business or government.

Article 3. LICENSEE'S PERFORMANCE

     3.1 LICENSEE agrees to carry out the COMMERCIAL DEVELOPMENT PLAN to bring the LICENSED INVENTIONS to PRACTICAL APPLICATION by December 31, 2006. LICENSEE will, thereafter, continue to make the benefits of the LICENSED INVENTIONS reasonably accessible to the public for the remainder of the period of the LICENSE.

     3.2 LICENSEE agrees that during the period of this LICENSE any products embodying a LICENSED INVENTION or produced through the use of a LICENSED INVENTION for use or sale by LICENSEE in the UNITED STATES will be manufactured substantially in the UNITED STATES.

     3.3 LICENSEE agrees to report promptly to LICENSOR any changes in mailing address, name or company affiliation during the period of this LICENSE.

     3.4 LICENSEE agrees to report within thirty (30) days discontinuance of LICENSEE'S making the benefits of the LICENSED INVENTIONS reasonably accessible to the United States public.

Article 4. ROYALTIES AND OTHER CONSIDERATION

     4.1 License Issue Fee

          LICENSEE shall pay to LICENSOR a non-refundable license issue fee in the amount of five thousand dollars ($5000) payable upon the EFFECTIVE DATE of this LICENSE. The above License Issue Fee is a "token" license issue fee as this license is intended to be a temporary license for a period of up to one year during which LICENSOR shall resolve internal administrative issues related to the issuance of a partially exclusive license to LICENSEE and during which LICENSEE and LICENSOR shall negotiate a partially exclusive license for the FIELDS OF USE. In the event that a partially exclusive license for the FIELD OF USE is not executed within two (2) years of the EFFECTIVE DATE, because LICENSEE has declined LICENSOR's offer of a partially exclusive license, LICENSEE shall pay to LICENSOR a License Issue fee of fifty thousand dollars ($50,000) which shall be due and payable on the second anniversary of the EFFECTIVE DATE.

     4.2 Running Royalties

     LICENSEE shall pay royalties to LICENSOR of two and one half percent (2.5%) of the NET SELLING PRICE for each ROYALTY-BEARING PRODUCT made, used


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

or sold by LICENSEE, and its licensed AFFILIATES in the LICENSED TERRITORY. Royalties will not be paid to LICENSOR, nor shall they be charged or collected, on items sold directly to instrumentalities of the U.S. Government or for known and verifiable U.S. Government end use. Such sales of ROYALTY-BEARING PRODUCT with established list or catalog prices shall have their prices reduced by an amount equal to that part of the established price attributable to the royalty. On sales made between LICENSEE and its AFFILIATES for resale, the royalty shall be paid on the highest NET SELLING PRICE among such sales.

     4.3 Annual License Fee

          Notwithstanding the foregoing provision for the payment of running royalties on the NET SELLING PRICE, LICENSEE agrees to pay an annual license fee of six thousand dollars ($6,000) for calendar year 2007, fifteen thousand dollars ($15,000) for calendar year 2008 thirty thousand dollars ($30,000) for calendar year 2010 and each calendar year thereafter throughout the period of the LICENSE. If, however, LICENSOR shall grant a license of the LICENSED INVENTIONS for the FIELD OF USE to a third party during the term of this Agreement, from the date of such third party license, LICENSEE shall pay annual license fees equal to fifty percent (50%) of the amount set forth in the immediately preceding sentence. The annual license fee for each calendar year shall be paid on the anniversary of the EFFECTIVE DATE and will be credited toward any payment of running royalties to accrue during the calendar year following payment. Such annual license fee payments are not refundable in whole or in part, and unapplied credits will not carry forward into subsequent calendar years.

     4.4 Milestone Payments

          LICENSEE shall make payments to LICENSOR upon the achievement of milestones in accordance with the following schedule:

          4.4.1 Upon completion of KEY MILESTONE 3, LICENSEE shall make a Milestone Payment of five thousand dollars ($5,000) which shall be due and payable within thirty (30) days of the completion of this KEY MILESTONE.

          4.4.2 Upon completion of KEY MILESTONE 4, LICENSEE shall make a Milestone Payment of five thousand dollars ($5,000) which shall be due and payable within thirty (30) days of the completion of this KEY MILESTONE,

          4.4.3 Upon completion of KEY MILESTONE 5, LICENSEE shall make a Milestone Payment of five thousand dollars ($5,000) which shall be due and payable within ninety (90) days of the completion of this KEY MILESTONE.


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

          4.4.4 Upon completion of KEY MILESTONE 6, LICENSEE shall make a Milestone Payment of five thousand dollars ($5,000) which shall be due and payable within one hundred eighty (180) days of the completion of this KEY MILESTONE.

     4.5 Method of Payment

          LICENSEE shall send to LICENSOR all running royalties that accrue for each REPORTING PERIOD and shall be due to LICENSOR within sixty (60) days of the end of each REPORTING PERIOD. The final royalty payment shall be due within sixty (60) days of expiration or termination of the LICENSE. All royalty payments shall be accompanied by a sales report, in accordance with Article 7.

          All payments due LICENSOR under this LICENSE shall be made payable in United States dollars to:

               Department of the Navy

and mailed to:

               Office of Naval Research
               Office of Corporate Counsel (ONR BDCC)
               One Liberty Center
               875 North Randolph Street
               Arlington, VA 22203-1995

          Conversion of foreign currency to US dollars shall be made at the conversion rate existing in the United States, as reported in the Wall Street Journal, on the last working date of the applicable calendar year. Such payments shall be without deduction of exchange, collection, or other charges, and specifically, without deduction of withholding or similar taxes or other government-imposed fees or taxes, except as permitted in the definition of NET SELLING PRICE.

     4.6 Late Payments

          Payments made by LICENSEE after the due date shall include a surcharge of two percent (2%) and interest at the rate of one and one-half percent (1 1/2 %) per month or part month late. Further, if the License Issue Fee, the Running Royalty, the Annual License Fee or other fee or reimbursement is not paid within two months of the due date, together with any surcharge and interest due, this LICENSE may be terminated by LICENSOR, in accordance with Article 8.

     4.7 Retention of Records

          LICENSEE agrees to make and keep, and shall require its AFFILIATES to make and keep, full, accurate and complete books and records (together with


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

supporting documentation) as are necessary to establish its compliance with
Article 4. Such records shall be retained for at least three (3) years following the end of the REPORTING PERIOD to which they relate.

     4.8 Audits

          LICENSEE agrees that LICENSOR may, if LICENSOR so desires at a future time or times, have a duly authorized agent or representative in LICENSOR's behalf examine all books and records and supporting documentation described in the preceding section, either at LICENSEE's business premises or at a place mutually agreed upon by LICENSEE and LICENSOR for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, LICENSOR's representative shall have access to all records that LICENSOR reasonably believes to be relevant to the calculation of royalties under Article 4. If a royalty payment deficiency is determined, LICENSEE shall pay the royalty deficiency outstanding within thirty (30) days of receiving written notice thereof. Payments made by LICENSEE after the due date shall include interest at the rate of one and one-half percent (1 1/2 %) per month or part month late, plus a two percent (2%) surcharge. Such examination by LICENSOR's representative shall be at LICENSOR's expense, except that, if such examination shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then LICENSEE shall pay the cost of such examination.

Article 5. PATENT MARKING AND NONENDORSEMENT

          LICENSEE hereby agrees to mark each ROYALTY-BEARING PRODUCT under this LICENSE (or when the character of the product precludes marking, the package containing any such ROYALTY-BEARING PRODUCT) with the notation "Licensed under U.S. Patent No. (LICENSEE to insert relevant patent numbers) issued to the United States of America, as represented by the Secretary of the Navy." LICENSEE agrees not to create the appearance that LICENSOR endorses LICENSEE'S business or products.

Article 6. REPRESENTATIONS, WARRANTIES, AND ACKNOWLEDGMENTS

     6.1 LICENSOR makes no warranties or representations of any kind or nature regarding the patentability of any LICENSER INVENTION or the validity, scope, or enforceability of the LICENSED PATENTS, or any claims therein.

     6.2 LICENSOR makes no warranties or representations of any kind or nature with respect to the practice, including but not limited to freedom to operate, of any LICENSER INVENTION or regarding any ROYALTY-BEARING PRODUCT, nor assumes any liability therefore.

     6.3 Neither the grant of this LICENSE nor anything contained in or related to the grant of this LICENSE is intended nor shall be construed to confer upon LICENSEE or any other person immunity from or defenses under the antitrust laws, a


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               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

charge of patent misuse, or any other provision of law (of any jurisdiction) by reason of the source of the grant or otherwise.

     6.4 Neither this LICENSE nor anything contained herein is intended nor shall be construed to grant to LICENSEE any kind or nature of rights in any inventions or patents other than the LICENSED INVENTIONS and the LICENSED PATENTS.

     6.5 LICENSEE acknowledges that it is subject to and shall comply with all applicable United States laws, regulations, and Executive orders, pertaining to exporting from the United States. LICENSEE shall not export, or assist others in the export, of any ROYALTY-BEARING PRODUCT or information related to the practice of the LICENSED INVENTIONS without first having, solely at its own expense, identified and obtained all required export licenses and authorizations.

Article 7. REPORTS

     7.1 Progress Reports

          LICENSEE shall submit semiannual progress reports on its efforts to achieve PRACTICAL APPLICATION of the LICENSED INVENTIONS. The first report is due six months after the EFFECTIVE DATE, the second report is due one year after the EFFECTIVE DATE and subsequent reports shall be made every year thereafter until such time as the LICENSED INVENTIONS for each subfield of use has been brought to the point of PRACTICAL APPLICATION. Progress reports shall describe in detail LICENSEE's efforts toward carrying out its COMMERCIAL DEVELOPMENT PLAN. Progress reports shall also include a discussion of the actual number of staff and expenditures directed toward the commercialization effort since the preceding report. Progress reports shall also contain information within LICENSEE's knowledge pertaining to any commercial use being made of the LICENSED INVENTIONS; and, any other information that LICENSOR and LICENSEE agree is pertinent to the commercialization effort.

     7.2 Sales Reports

          7.2.1 After the first commercial sale of a LICENSED INVENTION, LICENSEE shall deliver reports to LICENSOR within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described this section.

          7.2.2 LICENSEE shall submit an annual report detailing the sales activity of ROYALTY-BEARING PRODUCTS during the preceding calendar year to include: dates of sales; quantities sold; NET SELLING PRICE; and, the total amount of royalties paid for the year. The annual sales report shall be submitted, regardless of the volume of sales, within sixty (60) days of the end of each


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               Nonexclusive Patent License Agreement No. 04-28466
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               REPORTING PERIOD with any royalty payments due in accordance with
               Article 4. A final sales report is due sixty (60) days after the expiration or termination of this LICENSE.

          7.2.3 Method of Reporting

          All reports shall be submitted to:

               Office of Naval Research
               Office of Corporate Counsel (ONR RDCC)
               One Liberty Center
               875 North Randolph Street
               Arlington, VA 22203-1995

with a copy of each report to:

               Naval Research Laboratory
               Technology Transfer Office
               4555 Overlook Avenue, SW
               Washington, DC 20375

Article 8. MODIFICATION AND TERMINATION

     8.1 Termination or Modification by Mutual Agreement

          Any modification or termination of this LICENSE by mutual agreement shall be in writing and signed by both parties.

     8.2 Termination by LICENSOR

          LICENSOR may terminate this LICENSE, in whole or in part, if:

          (a) LICENSEE is not executing the KEY MILESTONES as listed in Appendix C;

          (b) LICENSOR determines that such action is necessary to meet requirements for public use as specified in Federal regulations issued after the date of this LICENSE and such requirements are not reasonably being satisfied by LICENSEE;

          (c) LICENSEE willfully made a false statement of or willfully omitted a material fact in its application for license or in any report required by this LICENSE;

          (d) LICENSEE has been found by a court of competent jurisdiction to have violated Federal antitrust laws or any other provision of law in connection with its performance under this LICENSE;


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               Nonexclusive Patent License Agreement No. 04-28466
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          (e) LICENSEE commits a material breach of a covenant contained in this
LICENSE, including but not limited to the covenants in Article 3; other than a breach resulting in automatic termination; or,

          (f) LICENSEE defaults in the payment of any amount due to LICENSOR and fails to cure such default within thirty (30) calendar days after the date of written notice thereof from LICENSOR.

     8.3 Procedures for Termination by LICENSOR

          8.3.1 Before terminating this LICENSE, in whole or in part, for any reason other than by mutual agreement or under the automatic termination provisions, LICENSOR shall furnish LICENSEE a written notice of intention to terminate stating the reason(s) therefor. LICENSEE shall be allowed thirty calendar (30) days after the date of the notice (or such other period as may be agreed to by the parties) to remedy any deficiency stated in the notice as the reason for termination or to show cause why this LICENSE should not be terminated.

          8.3.2 After the expiration of thirty (30) calendar days following the date of the notice, LICENSOR shall consider any matter submitted by LICENSEE and provide a written determination about termination of the LICENSE to LICENSEE.

          8.3.3 LICENSEE has a right to appeal, in accordance with procedures prescribed by the Chief of Naval Research, any decision or determination of LICENSOR concerning the interpretation, modification, and/or termination (in whole or in part) of this LICENSE.

     8.4 Termination by LICENSEE

          LICENSEE may terminate this LICENSE by providing a written notice of its intent to terminate the LICENSE to LICENSOR no less than sixty days prior to the intended date of termination. Licensee's written notice must include LICENSEE's statement that LICENSEE shall not PRACTICE THE LICENSED INVENTIONS after the LICENSE terminates. LICENSEE's written notice shall specify the EFFECTIVE DATE of termination,

Article 9. NOTICES

     9.1 All notices required under this LICENSE shall be considered timely made if properly addressed and sent via commercial overnight delivery service by the due date.


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


               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

     9.2 All communications and notices required to be made to LICENSOR shall be addressed as follows:

               Naval Research Laboratory
               Technology Transfer Office
               4555 Overlook Avenue, SW
               Washington, DC 20375

     9.3 All communications and notices required to be made to LICENSEE shall be addressed as follows:

               Dr. Alan Rae
               NanoDynamics, Inc.
               901 Fuhrmann Boulevard
               Buffalo, NY 14203

Article 10. RESERVATION OF RIGHTS

          This LICENSE is subject to the irrevocable, royalty-free right of the Government of the United States TO PRACTICE AND HAVE PRACTICED THE LICENSED INVENTIONS throughout the world by or on behalf of the United States and by or on behalf of any foreign government or intergovernmental or international organization pursuant to any existing or future treaty or agreement with the Government of the United States.

Article 11. PATENT PROSECUTION AND LITIGATION

     11.1 LICENSOR shall diligently prosecute and maintain the LICENSED PATENTS, and, if requested by LICENSEE and permitted by law and regulation, provide LICENSEE with copies of all relevant documentation. LICENSEE agrees not to disclose to others such documentation without prior written approval from LICENSOR.

     11.2 Notwithstanding Article 9, any notice by LICENSEE pertaining to patent prosecution under this Article shall be addressed to:

               Office of Naval Research
               Office of Corporate Counsel (ONR BDCC)
               One Liberty Center
               875 North Randolph Street
               Arlington, VA 22203-1995

with copy to:

               Naval Research Laboratory
               Technology Transfer Office

               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

               4555 Overlook Avenue, SW
               Washington, DC 20375

     11.3 LICENSOR does not by entering into this LICENSE transfer the property rights in the LICENSED INVENTIONS.

Article 12. GENERAL PROVISIONS.

     12.1 Governing Law

          This LICENSE shall be governed by and construed in accordance with applicable United States Federal Law, Regulations, Directives, and Instructions.

     12.2 Complete Agreement

          This LICENSE constitutes the complete understanding and agreement between LICENSOR and LICENSEE and supersedes any prior understanding or written or oral agreement relative to the subject matter of this LICENSE.

     12.3 Severability

          The illegality or invalidity of any Article of this LICENSE shall not impair, affect, or invalidate any other Article of this LICENSE.

     12.4 Interpretation of Headings

          Headings of the Articles of this LICENSE are for convenience of reference only and do not form a part of this LICENSE and shall in no way affect the interpretation thereof.

     12.5 Independent Parties/Entities

          The relationship of LICENSOR and LICENSEE is that of independent parties and not as agents of each other, partners, or participants in a joint venture. LICENSOR and LICENSEE shall each maintain sole and exclusive control over their respective personnel and operations.

Article 13. SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this LICENSE to be executed by their authorized representatives.

     13.1 For NanoDynamics, Inc.

          I the undersigned, am authorized to bind NanoDynamics, Inc. to this LICENSE and do so by affixing my signature hereto.

               Nonexclusive Patent License Agreement No. 04-28466
           Between NanoDynamics, Inc. and the U.S. Department of Navy

Entered into this 16th day of September 2005,


By: /s/ Keith A. Blakely
    ---------------------------------
(signature)

Typed Name: Keith A. Blakely
Title: CEO

     13.2 For the Department of the Navy

          I, the undersigned, in accordance with 35 USC 209, am authorized to bind the United States Department of the Navy to this LICENSE and do so by affixing my signature hereto.

Entered into this 23rd day of
September 2005,


By: /s/ D.M. Schubert
    ---------------------------------
(signature)

Typed Name: D.M. Schubert
Title: Commanding Officer, Captain,
       U.S. Navy


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